UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 4, 2011

Hampton Roads Bankshares, Inc.
(Exact name of registrant as specified in its charter)

Virginia	001-32968	54-2053718
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

999 Waterside Drive, Suite 200, Norfolk, Virginia 23510
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (757) 217-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Shareholders Meeting of Hampton Roads Bankshares, Inc. (the “Company”) was held on October 4, 2011.  The following items were voted on by shareholders, with the following results:

1.  The shareholders elected the following individuals to the Board of Directors for a term of three years each, expiring at the 2014 annual meeting:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Robert B. Goldstein	32,294,809	243,142	952,075
Hal F. Goltz	25,104,352	7,433,599	952,075
Randal K. Quarles	32,308,258	229,693	952,075

2.      The shareholders ratified the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2011.

Votes For	33,034,833
Votes Against	448,759
Abstain	6,434

3.      The shareholders approved the Company’s 2011 Omnibus Incentive Plan.

Votes For	32,115,839
Votes Against	291,829
Abstain	130,283
Broker Non-Votes	952,075

4.      The shareholders approved a proposal endorsing the compensation of the Company’s named executive officers as disclosed in the Company’s 2011 proxy statement.

Votes For	32,333,927
Votes Against	73,044
Abstain	130,980
Broker Non-Votes	952,075

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hampton Roads Bankshares, Inc.

Date: October 7, 2011	By:	/s/ Douglas J. Glenn
Douglas J. Glenn
Interim President and Chief Executive Officer, Executive Vice President, General Counsel and Chief Operating Officer